FORM OF AUTHORIZED PARTICIPANT AGREEMENT

PUTNAM ETF TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and __________ (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”) as transfer agent for Putnam ETF Trust (the “Trust”), a series trust offering a number of portfolios of securities (each a “Fund” and collectively the “Funds”). Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a Participant client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)       The Participant represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

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(b)       The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the FINRA “Conduct Rules” and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)        In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)        The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

2.        EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)       All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

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(b)       Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c)       The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of securities (the “Deposit Securities”), as well as applicable Transaction Fee and Taxes (as defined below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

(d)       With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

3.        AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4.        MARKETING MATERIALS AND REPRESENTATIONS.

(a)       The Participant represents and warrants that it will not make any representations concerning a Fund, the Trust, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

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(b)       The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund, the Trust or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or, if prepared by the Participant, are consistent in all material respects with the Prospectus, are approved by the Distributor in writing, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable FINRA Conduct Rules. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)        The Distributor represents and warrants that (i) the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be listed for trading on a national exchange; (vi) any and all Marketing Materials prepared by the Trust or the Funds’ adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vii) it will not name the Participant as an authorized participant and/or underwriter in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) materials prepared and used for the Participant’s internal use only and (ii) research reports, provided such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and comply with applicable FINRA Conduct Rules and other applicable laws, rules and regulations.

5.        TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit

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Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.        BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. The Balancing Amount is the difference between the net asset value of the Shares (per Creation Unit) and the market value of the Deposit Securities. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any Taxes or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.       PAYMENT OF CERTAIN FEES AND TAXES

(a)       In connection with the purchase or redemption of Creation Units, the Participant agrees to pay the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus and upon reasonable advance notice to the Participant.

(b)       In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Fund Shares or Fund Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest were the result of the applicable party’s gross negligence, fraud or willful misconduct. This section shall survive the termination of this Agreement.

8.       ROLE OF PARTICIPANT

(a)       Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or

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the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)       The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)       The Participant represents that from time to time, it may be a beneficial owner of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement.

(d)       The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.        AUTHORIZED PERSONS OF THE PARTICIPANT

(a)       Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Transfer Agent, or the Distributor, the Participant shall deliver to the Funds and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Funds and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Funds, the Transfer Agent, and the Distributor.

(b)       The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall

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be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revoke’s a person’s authority to act for it.

(c)       The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

10.        REDEMPTIONS

(a)       The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the 1940 Act.

(b)       The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund.

(c)       The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)       In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent and/or Trust may, without liability, reject the Participant’s Redemption Order.

(e)       In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

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11.        BENEFICIAL OWNERSHIP

(a)       The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying all of the Deposit Securities as a dealer and as inventory in connection with its market making activities, and the Deposit Securities will be marked to market under section 475 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, prior to being deposited with the Fund and the Participant will adjust the basis of the Deposit Securities to their fair market value immediately prior to their being deposited with the Fund.

(b)       A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

12.        OBLIGATIONS OF PARTICIPANT

(a)       Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.

(b)       The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)       The Participant represents and warrants that it has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

13.        INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement.

(a)       The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant or any representation provided by it herein that is false or misleading in any material respect or omits material information necessary to make the statements contained herein complete; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement;

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(iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party in reliance upon any instructions reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete an Order that has been accepted. The Participant understands and agrees that the Trust as a third party beneficiary to this Agreement and is entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Trust.

(b)       The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations, in relation to its role as Distributor.

14.       LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a)       In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)       Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c)       The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(d)       In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties

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hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

15.        INFORMATION ABOUT DEPOSIT SECURITIES

On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund will be published.

16.        RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17.        CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at [website]. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

18.       NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, or facsimile numbers indicated below the signature line of such party.

19.        EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)       This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated

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earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

(b)       No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

(c)       This Agreement may not be amended except by a writing signed by all the parties hereto. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

20. TRUST AS THIRD-PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

21.        GOVERNING LAW

This Section 21 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

22.        COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

23.        SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

24.        HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

25.        ENTIRE AGREEMENT

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This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

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The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

Foreside Fund Services, LLC
By: __________________________________________

Name: Mark Fairbanks

Title: Vice President

Address: Three Canal Plaza, Suite 100

Portland, Maine 04101

Telephone: 207-553-7100

Facsimile: 207-553-7151

E-mail: etp-services@foreside.com

Date: ________________________________________

[Name of Participant] DTC/NSCC Clearing Participant Code:

By: _______________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

Telephone: ____________________________________

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Facsimile: _____________________________________ E-mail: _______________________________________ Date: ________________________________________
ACCEPTED BY:
State Street Bank and Trust Company, as Transfer Agent
By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date: ________________________________________

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ATTACHMENT A

AUTHORIZED PERSONS

[Insert AP Form of Certification for Authorized Persons]

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